Exhibit 4.2

CHIPPAC, INC., as Company

ST ASSEMBLY TEST SERVICES LTD, as Parent

and

U.S. BANK NATIONAL ASSOCIATION, as Trustee

FIRST SUPPLEMENTAL INDENTURE

TO THE INDENTURE DATED AS OF MAY 28, 2003

Dated as of August 4, 2004

2.50% Convertible Subordinated Securities Due 2008

     FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of August 4, 2004, between ChipPAC, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), ST Assembly Test Services Ltd, a Singapore public company limited by shares (the “Parent”) and U.S. Bank National Association, a banking association duly organized and existing under the laws of the United States of America, as trustee (the “Trustee”).

RECITALS

     WHEREAS, the Company and the Trustee have heretofore executed an Indenture (the “Base Indenture” and as amended hereby, the “Indenture”) dated as of May 28, 2003, pursuant to which the Company issued $150,000,000 aggregate principal amount of 2.50% Convertible Subordinated Securities due 2008 (the “Securities”);

     WHEREAS, the Company has entered into the Agreement and Plan of Merger and Reorganization dated as of February 10, 2004 (the “Merger Agreement”) by and among Parent, Camelot Merger, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Acquisition Corp”), and the Company, pursuant to which Acquisition Corp will merge (the “Merger”) with and into the Company, with the Company continuing as the surviving corporation of the Merger, and each share of the Company’s Class A common stock, $0.01 par value per share immediately prior to the effective time (“Effective Time”) of the Merger will be converted into the right to receive 0.87 ADSs (as defined below);

     WHEREAS, Section 5.11 of the Base Indenture requires the Company to enter into a supplemental indenture as a condition precedent to the Merger to provide that the Securities be convertible into ADSs. Pursuant to Section 5.11 of the Base Indenture, Parent is also required to execute this First Supplemental Indenture to agree to be bound by the provisions relating to the conversion of the Securities into ADSs;

     WHEREAS, the Company and Parent desire to amend the Base Indenture to provide that the Securities are convertible into ADSs in accordance with Section 5.11 of the Base Indenture;

     WHEREAS, all conditions and requirements necessary to make this First Supplemental Indenture a valid, binding and legal instrument in accordance with the terms of the Indenture have been performed and fulfilled and the execution and delivery hereof by the Company and Parent have been in all respects duly authorized;

     NOW, THEREFORE, for and in consideration of the above premises, it is hereby covenanted and agreed, for the equal and proportionate benefit of the Holders of the Securities, as follows:

ARTICLE 1

RELATION TO BASE INDENTURE, DEFINITIONS

     Section 1.01 Relation to Base Indenture. This First Supplemental Indenture constitutes an integral part of the Indenture. In the event of inconsistencies between the Base Indenture and this First Supplemental Indenture, the terms of this First Supplemental Indenture shall govern.

     Section 1.02 Definitions. For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

     (a) capitalized terms used herein without definition have the meanings specified in the Indenture;

     (b) all other terms used herein without definition which are defined in the TIA, either directly or by reference therein, have the meanings assigned to them therein; and

     (c) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this First Supplemental Indenture.

     Section 1.03 Amendment to Definitions in Indenture. The following definitions are hereby added to Section 1.01 of the Indenture in its alphabetical location:

     “ADRs” means American depositary receipts which evidence ADSs.

     “ADSs” means the American depositary shares issued pursuant to the Deposit Agreement, each of which represents the right to receive ten Ordinary Shares.

     “ADS Depositary” means Citibank, N.A., as depositary, appointed pursuant to the Deposit Agreement or such other depositary appointed by Parent with respect to the ADSs from time to time.

     “Deposit Agreement” means the Deposit Agreement, dated as of February 8, 2000, by and among Parent, the ADS Depositary, and all holders and beneficial owners from time to time of the ADSs evidenced by ADRs issued thereunder, as the same may be amended and/or supplemented from time to time in accordance with its terms.

     “Ordinary Shares” includes any stock of any class of Parent which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of Parent and which is not subject to redemption by Parent. However, subject to the provisions of Section 5.11 of the Indenture, ADSs issuable on conversion of the Securities shall represent only shares of the class designated as Ordinary Shares of Parent at the date of this First Supplemental Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of Parent (except for any right the record date for which precedes the Conversion Date for such Securities; with respect to preemptive rights in connection with rights issues and rights to dividends, except in the case where the record date for closure of Parent’s register of shareholders for a shareholders’ meeting precedes such Conversion Date; and except for any other right excluded by mandatory provisions of applicable law) and which are not subject to redemption by Parent; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     The definition of “Common Stock” is hereby deleted in its entirety. Other than the provisions that have been specifically amended in this First Supplemental Indenture, in each instance in the Indenture where there is a reference to “Common Stock” or “the Company’s Common Stock”, such terms shall be replaced by “ADSs” or “Parent’s ADSs”.

     The following definitions in Section 1.01 of the Indenture are hereby replaced in their entirety as follows:

     “Board of Directors” means the Board of Directors of the Company except where the context specifies “Board of Directors of Parent”, in which case, it means the Board of Directors of Parent, and in both cases, include any committee thereof duly authorized to act on behalf of such Board.

     “Officer” means, with respect to Parent or the Company, as the case may be, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, the Corporate Controller or the Secretary of Parent or the Company.

     “Officer’s Certificate” means a certificate signed by an Officer of the Company, except where the context specifies “Officer’s Certificate of Parent”, in which case, it means an Officer’s Certificate signed by an Officer of Parent.

     “Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to Parent, the Company or the Trustee.

     The following definition in Section 4.07 of the Indenture is hereby replaced in its entirety as follows:

     A “Change of Control” shall be deemed to have occurred if any of the following occurs after the date hereof:

     (1) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than Parent, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company or has the power, directly or indirectly, to elect a majority of the members of the Board of Directors of the Company (for the purposes of this clause (1), such person shall be deemed to (A) beneficially own any Voting Stock of a person (the “specified person”) held by any other person (the “parent entity”) so long as such person beneficially owns (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity and (B) have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time);

     (2) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of Parent or has the power, directly or indirectly, to elect a majority of the members of the Board of Directors of Parent (for the purposes of this clause (2), such person shall be deemed to (A) beneficially own any Voting Stock of a person (the “specified person”) held by any other person (the “parent entity”) so long as such person beneficially owns (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity and (B) have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time);

     (3) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company and its Subsidiaries (determined on a consolidated basis) to another Person other than a transaction following which Holders of securities that represented 100% of the Voting Stock of the Company or Parent, as the case may be, immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own, directly or indirectly, at least a majority of the voting power of the Voting Stock of the surviving Person;

     (4) the merger or consolidation of Parent with or into another Person or the merger of another Person with or into Parent, or the sale of all or substantially all the assets of Parent (determined on a consolidated basis) to another Person other than a transaction following which Holders of securities that represented 100% of the Voting Stock of Parent, as the case may be, immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own, directly or indirectly, at least a majority of the voting power of the Voting Stock of the surviving Person; or

     (5) the adoption of a plan relating to the liquidation or dissolution of the Company or Parent.

     Notwithstanding anything to the contrary set forth in this Section 4.07, a Change of Control will not be deemed to have occurred if either:

     (a) the ADS Closing Price (as defined in Section 5.06(f)) for any five Trading Days during the ten Trading Days immediately preceding the Change of Control is at least equal to 105% of the Conversion Price in effect immediately preceding the Change of Control; or

     (b) 100% of the consideration (excluding cash payments for fractional shares) received or to be received by the holders of shares of the Company’s common stock or Parent’s

Ordinary Shares in the transaction or transactions constituting a Change of Control consists of shares of common stock, or American depositary shares representing shares of common stock, that are, or upon issuance will be, traded on a national securities exchange in the United States or though the Nasdaq National Market and as a result of such transaction or transactions the Securities become convertible solely into such common stock or American depositary shares.

ARTICLE 2

AMENDMENT TO FORM OF SECURITY

     Section 2.01 Form of Security. Exhibit A of the Indenture is replaced in its entirety in the form attached to this First Supplemental Indenture. Upon the execution of this First Supplemental Indenture, the Company shall execute and the Trustee shall authenticate and deliver, Securities in the form set forth in Exhibit A, in substitution for Securities then outstanding and all Securities presented or delivered to the Trustee on and after the Effective Time shall be in the form of Exhibit A attached hereto to give effect to the First Supplemental Indenture.

     Nothing contained in this First Supplemental Indenture shall require the Holder of any Security to submit or exchange such Security prior to the Effective Time. The Trustee shall not at any time be under any responsibility to acquire or cause any Security now or hereafter outstanding to be presented or delivered to it for any purposes provided for in this Section 2.01.

ARTICLE 3

AMENDMENT TO CONVERSION PROVISIONS

     Article 5 of the Indenture is hereby replaced in its entirety as follows:

     Section 5.01 “Conversion Privilege. Subject to the further provisions of this Article 5, a Holder of a Security may, at the Holder’s option, convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into ADSs at any time prior to the close of business on the Business Day immediately preceding June 1, 2008, at the Conversion Price then in effect; provided, however, that if such Security is submitted or presented for purchase pursuant to Article 4 of this Indenture, such conversion right shall terminate at the close of business on the Business Day immediately preceding the Change of Control Purchase Date for such Security or such earlier date as the Holder presents such Security for purchase (unless the Company shall default in making the Change of Control Purchase Price payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is purchased). The number of ADSs issuable upon conversion of a Security shall be determined by dividing the principal amount of the Security or portion thereof surrendered for conversion by the Conversion Price in effect on the Conversion Date. The Conversion Price as of the date hereof is $9.267 and is subject to adjustment as provided in this Article 5.

     Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

     A Security in respect of which a Holder has delivered a Change of Control Purchase Notice pursuant to Section 4.07(c) of the Indenture exercising the option of such Holder to require the Company to purchase such Security may be converted only if such Change of Control Purchase Notice is withdrawn by a written notice of withdrawal delivered to a Paying Agent prior to the close of business on the Business Day immediately preceding the Change of Control Purchase Date in accordance with Section 4.08 of this Indenture.

     A Holder of Securities is not entitled to any rights of a holder of ADSs until such Holder has converted its Securities into ADSs, and only to the extent such Securities are deemed to have been converted into ADSs pursuant to this Article.

     The ADSs, when issued, shall be subject to the terms of the Deposit Agreement.

     Section 5.02 Conversion Procedure. To convert a Security, a Holder must (a) complete Part I of and manually sign the conversion notice on the back of the Security (the “Conversion Notice”) and deliver such notice to a Conversion Agent, (b) surrender the Security to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent and (d) pay any transfer or similar tax, if required. The date on which the Holder satisfies all of those requirements is the “Conversion Date”. As soon as practicable after the Conversion Date, Parent shall deliver to the Holder through a Conversion Agent the number of ADSs issuable upon the conversion and cash in lieu of any fractional ADSs pursuant to Section 5.03. Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such Securities may be surrendered for conversion in accordance with Applicable Procedures as in effect from time to time.

     The Conversion Agent shall use commercially reasonable efforts to procure the completion of Part II of the Conversion Notice by the Holder who converts a Security. The Conversion Agent shall promptly, but in no event later than two Business Days following the Conversion Date, deliver a copy of such duly completed Conversion Notice to the ADS Depositary, the Custodian (as defined in the Deposit Agreement), the Company and counsel to the Company.

     As soon as practicable after the Conversion Date, Parent shall, on behalf of such Holder, deliver to and deposit with the ADS Depositary or its custodian, in accordance with the applicable terms and conditions of the Deposit Agreement, such number of Ordinary Shares represented by the number of ADSs such Holder will receive upon conversion, based on the applicable Ordinary Share-to-ADS ratio then in effect. Such Ordinary Shares will be registered in the name of the ADS Depositary or its nominee. Subject to compliance with the terms of the Deposit Agreement, the ADS Depositary will issue such number of ADSs representing the deposited Ordinary Shares to such Holder.

     The ADS Depositary or its nominee shall be deemed to be the registered holder of the Ordinary Shares represented by the ADSs issued upon conversion on the date it is registered as such in Parent’s share register. Upon conversion of a Security, a Holder shall no longer be considered a Holder of such Security. No payment or adjustment will be made for dividends or distributions on Ordinary Shares issued upon conversion of a Security.

     Securities so surrendered for conversion (in whole or in part) during the period from the close of business on any regular record date to the opening of business on the next succeeding interest payment date (excluding Securities or portions thereof which are subject to purchase following a Change of Control on a date during the period beginning at the close of business on a regular record date and ending at the opening of business on the first Business Day after the next succeeding interest payment date, or if such interest payment date is not a Business Day, the second such Business Day) shall also be accompanied by payment in funds acceptable to the Company in an amount equal to the interest payable on such interest payment date on the principal amount of such Security then being converted, and such interest shall be payable to such registered Holder notwithstanding the conversion of such Security, subject to the provisions of this Indenture relating to the payment of defaulted interest by the Company. Except as otherwise provided in this Section 5.02, no payment or adjustment will be made for accrued interest on a converted Security. If the Company defaults in the payment of interest payable on such interest payment date, the Company shall promptly repay such funds to such Holder.

     Nothing in this Section shall affect the right of a Holder in whose name any Security is registered at the close of business on a record date to receive the interest payable on such Security on the related interest payment date in accordance with the terms of this Indenture and the Securities. If a Holder converts more than one Security at the same time, the number of ADSs issuable upon the conversion shall be based on the aggregate principal amount of Securities converted.

     Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security equal in principal amount to the unconverted portion of the Security surrendered.

     Section 5.03 Fractional Shares. The ADS Depositary will not issue fractional ADSs upon conversion of Securities. In lieu thereof, Parent will pay an amount in cash based upon the ADS Closing Price on the Trading Day immediately prior to the Conversion Date.

     Section 5.04 Taxes on Conversion. If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of ADSs upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the ADSs to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the ADSs being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the ADSs are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

     Section 5.05 Parent To Provide Ordinary Shares. Parent shall from time to time as may be necessary, reserve, out of its authorized but unissued Ordinary Shares, a sufficient number of Ordinary Shares to permit the conversion of all outstanding Securities into ADSs.

     All ADSs delivered upon conversion of the Securities and all of the Ordinary Shares represented by such ADSs shall be newly issued securities, and such Ordinary Shares shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive (and similar) rights, free of any lien, encumbrance, security interest, charge, mortgage or adverse claim and shall rank fully pari passu, including with regards to trading and settlement, with all other Ordinary Shares outstanding at the time of deposit with the ADS Depositary.

     Parent will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of ADSs upon conversion of Securities, if any, and will list or cause to have quoted such ADSs on a national securities exchange or on the Nasdaq National Market or other over-the-counter market or such other market on which the ADSs are then listed or quoted; provided, however, that if rules of such automated quotation system or exchange permit Parent to defer the listing of such ADSs until the first conversion of the Securities into ADSs in accordance with the provisions of this Indenture, Parent covenants to list such ADSs issuable upon conversion of the Securities in accordance with the requirements of such automated quotation system or exchange at such time.

     Section 5.06 Adjustment of Conversion Price. The conversion price as stated in Section 5.01 (the “Conversion Price”) shall be adjusted from time to time by Parent as follows:

     (a) In case Parent shall (i) pay a dividend on its Ordinary Shares in the form of Ordinary Shares, (ii) make a distribution on its Ordinary Shares in the form of Ordinary Shares, (iii) subdivide its outstanding Ordinary Shares into a greater number of Ordinary Shares, or (iv) combine its outstanding Ordinary Shares into a smaller number of Ordinary Shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that, assuming the same Ordinary Share-to-ADS ratio applies prior to and after such event, the Holder of any Security thereafter surrendered for conversion shall be entitled to receive the number of ADSs which it would have owned had such Security been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

     (b) In case Parent shall issue rights or warrants to all or substantially all holders of its Ordinary Shares entitling them (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase Ordinary Shares (or securities convertible into Ordinary Shares) at a price per share (or having a conversion price per share) less than the Current Market Price Per Ordinary Share (as defined in Section 5.06(g)) on the record date for the determination of shareholders entitled to receive such rights or warrants, the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which (x) the numerator shall be the number of Ordinary Shares outstanding on such record date plus the number of Ordinary Shares which the aggregate offering price of the total number of Ordinary Shares so offered (or the aggregate conversion price of the convertible securities so offered, which shall be determined by multiplying the number of Ordinary Shares issuable upon conversion of such convertible securities by the conversion price per Ordinary Share pursuant to the terms of such convertible securities) would purchase at the Current Market Price Per Ordinary Share on such record date, and (y) the denominator shall be the number of Ordinary Shares outstanding on such record date plus the number of additional Ordinary Shares offered (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been based upon the number of additional Ordinary Shares actually issued (or the number of Ordinary Shares issuable upon conversion of convertible securities actually issued).

     (c) In case Parent shall distribute to all or substantially all holders of its Ordinary Shares any shares of capital stock of Parent (other than in the form of Ordinary Shares), evidences of indebtedness or other non-cash assets (including securities of any person other than Parent but excluding (1) dividends or distributions paid in cash or (2) dividends or distributions referred to in subsection (a) of this Section 5.06), or shall distribute to all or substantially all holders of its Ordinary Shares rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants referred to in subsection (b) of this Section 5.06 and also excluding the distribution of rights to all holders of Ordinary Shares pursuant to the adoption of a stockholders’ rights plan, if any), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the current Conversion Price by a fraction of which (x) the numerator shall be the Current Market Price Per Ordinary Share on the record date mentioned below less the fair market value on such record date (as reasonably determined in good faith by the Board of Directors of Parent, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers’ Certificate of Parent delivered to the Trustee) of the portion of the capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one Ordinary Share (determined on the basis of the number of Ordinary Shares outstanding on the record date), and (y) the denominator shall be the Current Market Price Per Ordinary Share on such record date. Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

     (d) In case Parent shall, by dividend or otherwise, at any time distribute (a “Triggering Distribution”) to all or substantially all holders of its Ordinary Shares cash in an aggregate amount that, together with the aggregate amount of (i) any cash and the fair market value (as reasonably determined in good faith by the Board of Directors of Parent, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers’ Certificate of Parent delivered to the Trustee) of any other consideration payable in respect of any purchase by Parent for Ordinary Shares consummated within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Price adjustment pursuant to this Section 5.06 has been made and (ii) all other cash distributions to all or substantially all holders of its Ordinary Shares made within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Price adjustment pursuant to this Section 5.06 has been made, exceeds an amount equal to 10.0% of the product of the Current Market Price Per Ordinary Share on the Business Day immediately preceding the day on which such Triggering Distribution is declared by Parent (the “Determination Date”) multiplied by the number of Ordinary Shares outstanding on the

Determination Date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the Determination Date by a fraction, of which the numerator shall be the Current Market Price Per Ordinary Share on the Determination Date less the sum of the aggregate amount of cash and the aggregate fair market value (as reasonably determined in good faith by the Board of Directors of Parent, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers’ Certificate of Parent delivered to the Trustee) of any such other consideration so distributed, paid or payable within such 12 months (including, without limitation, the Triggering Distribution) applicable to one Ordinary Share (determined on the basis of the number of Ordinary Shares outstanding on the Determination Date) and the denominator shall be such Current Market Price Per Ordinary Share on the Determination Date, such reduction to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid.

     (e) In case any purchase made by Parent of Ordinary Shares and such purchase shall involve the payment of aggregate consideration in an amount (determined as the sum of the aggregate amount of cash consideration and the aggregate fair market value (as reasonably determined in good faith by the Board of Directors of Parent, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers’ Certificate of Parent delivered to the Trustee) of any other consideration) that, together with the aggregate amount of (i) any cash and the fair market value (as reasonably determined in good faith by the Board of Directors of Parent, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers’ Certificate of Parent delivered to the Trustee) of any other consideration payable in respect of any other purchase by Parent for Ordinary Shares consummated within the 12 months preceding the Expiration Date (as defined below) and in respect of which no Conversion Price adjustment pursuant to this Section 5.06 has been made and (ii) all cash distributions to all or substantially all holders of its Ordinary Shares made within the 12 months preceding the Expiration Date and in respect of which no Conversion Price adjustment pursuant to this Section 5.06 has been made, exceeds an amount equal to 10.0% of the product of the Current Market Price Per Ordinary Share as of the most recent date (the “Expiration Date”) where a purchase was made (the last time at which a purchase was made on the Expiration Date is hereinafter sometimes called the “Expiration Time”) multiplied by the number of Ordinary Shares outstanding (including shares purchased within the last 12 months preceding the Expiration Date, the “Purchased Shares”) at the Expiration Time, then, immediately prior to the opening of business on the day after the Expiration Date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Expiration Date by a fraction of which the numerator shall be the product of the number of Ordinary Shares outstanding (including Purchased Shares) at the Expiration Time multiplied by the Current Market Price Per Ordinary Share on the Trading Day next succeeding the Expiration Date and the denominator shall be the sum of (x) the aggregate consideration (determined as aforesaid) payable to shareholders of all Purchased Shares and (y) the product of the number of Ordinary Shares outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price Per Ordinary Share on the Trading Day next succeeding the Expiration Date, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that Parent is obligated to purchase Ordinary Shares, but Parent is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect based upon the number of Ordinary Shares actually purchased. If the application of this Section 5.06(e) to any purchase would result in an increase in the Conversion Price, no adjustment shall be made for such purchase under this Section 5.06(e).

     (f) For the purpose of any computation under subsections (b), (c), (d) and (e) of this Section 5.06, the current market price per Ordinary Share (the “Current Market Price Per Ordinary Share”) on any date shall be deemed to be the average of the daily Closing Prices for the 30 consecutive Trading Days commencing 45 Trading Days before (i) the Determination Date or the Expiration Date, as the case may be, with respect to distributions or purchases under subsection (e) of this Section 5.06 or (ii) the record date with respect to distributions, issuances or other events requiring such computation under subsection (b), (c) or (d) of this Section 5.06. The Closing Price for each day (the “Closing Price”) shall be the ADS Closing Price for such day as adjusted by the then effective Ordinary Shares-to-ADS ratio. The ADS Closing Price of each day (the “ADS Closing Price”) shall be the last reported sales price or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices in either case on the New York Stock Exchange (the “NYSE”) or the Nasdaq National Market (the “NNM”), or, if Parent’s ADS is not listed or admitted to trading on the NYSE or the NNM, the principal national securities exchange or quotation system on which Parent’s ADS is quoted or listed or admitted to trading or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the closing sales price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by Parent for that purpose. If no such ADS Closing Prices are available, the Current Market Price Per Ordinary Share shall be the fair value of an Ordinary Share (as reasonably determined in good faith by the Board of Directors of Parent whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers’ Certificate of Parent delivered to the Trustee).

     (g) In case the Ordinary Shares-to-ADS ratio is adjusted, then the Conversion Price shall be adjusted proportionately so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive ADSs representing the number Ordinary Shares as if the Security had been converted immediately prior to the Ordinary Shares-to-ADS ratio adjustment, provided, that if the adjustment to the Ordinary Shares-to-ADS ratio is adjusted pursuant to, or in connection with, or as a result of, an event described in subsections (a) to (e) of this Section 5.06, and an adjustment to the Conversion Price has been made pursuant to the applicable subsection, no adjustment to the Conversion Price shall be made pursuant to this subsection (g). An adjustment made pursuant to this subsection (g) shall become effective immediately after the effectiveness of the Ordinary Shares-to-ADS adjustment.

     (h) In any case in which this Section 5.06 shall require that an adjustment be made following a record date or a Determination Date or Expiration Date, as the case may be, established for purposes of this Section 5.06, Parent may elect to defer (but only until five Business Days following the filing by Parent with the Trustee of the certificate described in Section 5.09) issuing to the Holder of any Security converted after such record date or Determination Date or Expiration Date the Ordinary Shares and other capital stock of Parent issuable upon such conversion over and above the Ordinary Shares and other capital stock of Parent issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the Ordinary Shares the issuance of which is so deferred, Parent shall issue or cause its transfer agent to issue due bills or other appropriate evidence prepared by Parent of the right to receive the Ordinary Shares. If any distribution in respect of which an adjustment to the Conversion Price is required to be made as of the record date or Determination Date or Expiration Date therefor is not thereafter made or paid by Parent for any reason, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or such effective date or Determination Date or Expiration Date had not occurred.

     Section 5.07 No Adjustment. No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1 % in the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 5.07 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

     No adjustment need be made for issuances of Ordinary Shares pursuant to a plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Ordinary Shares.

     To the extent that the Securities become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

     Section 5.08 Adjustment for Tax Purposes. Parent shall be entitled to make such reductions in the Conversion Price, in addition to those required by Section 5.06, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by Parent to its shareholders shall not be taxable.

     Section 5.09 Notice of Adjustment. Whenever the Conversion Price or conversion privilege is adjusted, Parent shall promptly mail to Securityholders a notice of the adjustment and file with the Trustee an Officer’s Certificate of Parent briefly stating the facts requiring the adjustment and the manner of computing it. Unless and until the Trustee shall receive an Officer’s Certificate of Parent setting forth an adjustment of the Conversion Price, the Trustee may assume without inquiry that the Conversion Price has not been adjusted and that the last Conversion Price of which it has knowledge remains in effect.

     Section 5.10 Notice of Certain Transactions. In the event that:

     (i) Parent takes any action which would require an adjustment in the Conversion Price;

     (j) Parent consolidates or merges with or into, or transfers all or substantially all of its property and assets to, another corporation or another corporation merges into Parent and, in each such case, shareholders of Parent must approve the transaction; or

     (k) there is a dissolution or liquidation of Parent,

     Parent shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. Parent shall mail the notice at least ten days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 5.10.

     Section 5.11 Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege. If any of the following shall occur, namely: (a) any reclassification or change of Ordinary Shares represented by ADSs issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 5.06); (b) any consolidation or merger or combination to which Parent is a party other than a merger in which Parent is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding Ordinary Shares; or (c) any sale, conveyance, transfer or lease of the property and assets of Parent as an entirety or substantially as an entirety, directly or indirectly, to any Person, then Parent, or such successor, purchasing, transferee or leasing Person, as the case may be, shall, as a condition precedent to such reclassification, change, combination, consolidation, merger, sale, conveyance, transfer or lease, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, combination, consolidation, merger, sale, conveyance, transfer or lease by a holder of the number of ADSs deliverable upon conversion of such Security immediately prior to such reclassification, change, combination, consolidation, merger, sale, conveyance, transfer or lease. Such supplemental indenture shall provide for adjustments of the Conversion Price that shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in Article 5. If, in the case of any such consolidation, merger, combination, sale, conveyance, transfer or lease the stock or other securities and property (including cash) receivable thereupon by a holder of Ordinary Shares, include shares of stock or other securities and property of a Person other than the successor, purchasing, transferee or leasing Person, as the case may be, in such consolidation, merger, combination, sale, conveyance, transfer or lease, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors of the Company or Parent shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 5.11 shall similarly apply to successive reclassifications, changes, combinations, consolidations, mergers, sales, conveyances, transfers or leases.

     In the event the Company or Parent shall execute a supplemental indenture pursuant to this Section 5.11, Parent shall promptly file with the Trustee (x) an Officer’s Certificate of Parent briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, combination, consolidation, merger, sale, conveyance, transfer or lease, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (y) an Opinion of Counsel that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.

     Section 5.12 Trustee’s Disclaimer. The Trustee shall have no duty to determine when an adjustment under this Article 5 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officer’s Certificate of the Company or Parent, including the Officer’s Certificate of Parent with respect thereto which Parent is obligated to file with the Trustee pursuant to Section 5.09. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company’s or Parent’s failure to comply with any provisions of this Article 5.

     The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 5.11, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officer’s Certificate with respect thereto which Parent is obligated to file with the Trustee pursuant to Section 5.11.

     Section 5.13 Voluntary Reduction. Parent from time to time may voluntarily reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period if the Board of Directors of Parent determines that such reduction would be in the best interests of Parent, and Parent provides 15 days’ prior notice of any voluntary reduction in the Conversion Price; provided, however, that in no event may Parent reduce the Conversion Price to be less than the par value of an Ordinary Share, and provided, further, that no such decrease shall be taken into account for purposes of the determination of whether the ADS Closing Price exceeds 105% of the Conversion Price pursuant to Section 4.07.”

ARTICLE 4

AMENDMENT TO EVENTS OF DEFAULT

     Section 4.01 Amendment to Definition of “Events of Default”. The definition of “Events of Default” in Section 7.01 of the Indenture is amended as follows:

     (a) by adding “or Parent” after each instance the word “Company” is used in clause (6) or (7), deleting the word “or” at the end of clause (7), deleting the period at the end of clause (8) and adding the word “or”;

     (b) by adding the following clauses after clause (8):

(9)	Parent fails to comply with any of its agreements contained in the Securities or this Indenture and such failure continues for 60 days after the notice specified below:

     (c) by replacing in each instance the words “clauses (3) or (5)” with “clauses (3), (5) or (9)” in the third to the last and the penultimate paragraphs of Section 7.01.

ARTICLE 5

MISCELLANEOUS

     Section 5.01 Notices. Any notice or communication shall be in writing and delivered or mailed to the address set forth below:

     if to the Company:

ChipPAC, Inc.
47400 Kato Road
Fremont, CA 94538
Facsimile No.: (510) 979-8000
Attention: Chief Financial Officer

     if to Parent:

ST Assembly Test Services Ltd
10 Ang Mo Kio Street 65
#05-17/20 Techpoint
Singapore 569059
Facsimile No.: (65) 6824-7629
Attention: General Counsel

     if to the Trustee:

U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107-2292
Telephone No. (651) 495-3913
Facsimile: (651) 495-8097
Attention: Corporate Trust Department

     The Company, Parent or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to any other Securityholder. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     Section 5.02 Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, Parent, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

     Section 5.03 Separability Clause. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 5.04 Confirmation; Effectiveness. As amended by this First Supplemental Indenture, the Indenture and the Securities are ratified and confirmed in all respects and the Indenture as so amended shall be read, taken and construed as one and the same instrument. The provisions of this First Supplemental Indenture shall become operative as of the date of this First Supplemental Indenture.

     Section 5.05 GOVERNING LAW. THIS FIRST SUPPLEMENTAL INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     Section 5.06 No Recourse Against Others. A director, officer, employee or stockholder, or shareholder, as such, of the Company or Parent shall not have any liability for any obligations of the Company under the Securities, the Indenture or this First Supplemental Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. This waiver and release shall be part of the consideration for the execution of this First Supplemental Indenture.

     Section 5.07 Successors. All agreements of the Company and Parent in this First Supplemental Indenture, the Indenture and the Securities shall bind their successors. All agreements of the Trustee in this First Supplemental Indenture, the Indenture and the Securities shall bind its successors.

     Section 5.08 Multiple Originals. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this First Supplemental Indenture.

     Section 5.09 Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this First Supplemental Indenture and the Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be executed by their duly authorized officers as of the date first above written.

CHIPPAC, INC.
By:	/s/ Dennis McKenna Name: Dennis McKenna Title: President and Chief Executive Officer

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be executed by their duly authorized officers as of the date first above written.

ST ASSEMBLY TEST SERVICES LTD
By:	/s/ Tan Lay Koon Name: Tan Lay Koon Title: President and Chief Executive Officer

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be executed by their duly authorized officers as of the date first above written.

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Frank P. Leslie III Name: Frank P. Leslie III Title: Vice President

EXHIBIT A

[FORM OF FACE OF SECURITY]

     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]1

     [THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY AND THE ST ASSEMBLY TEST SERVICES LTD ORDINARY SHARES REPRESENTED BY AMERICAN DEPOSITARY SHARES (“ADSs”) ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.]2

[1]	These paragraphs should be included only if the Security is a Global Security.

[2]	These paragraphs to be included only if the Security is a Transfer Restricted Security.

     [THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF CHIPPAC, INC. THAT (a) THIS SECURITY AND THE ADSs ISSUABLE UPON CONVERSION THEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV), IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (b) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (a) ABOVE. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.]2

     [THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.]

     [THIS SECURITY MAY NOT BE SOLD OR TRANSFERRED TO, AND EACH PURCHASER BY ITS PURCHASE OF THIS SECURITY SHALL BE DEEMED TO HAVE REPRESENTED AND COVENANTED THAT IT IS NOT ACQUIRING THIS SECURITY FOR OR ON BEHALF OF, AND WILL NOT TRANSFER THIS SECURITY TO, ANY EMPLOYEE BENEFIT PLAN (A “PLAN”) AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), EXCEPT THAT SUCH PURCHASE FOR OR ON BEHALF OF A PLAN SHALL BE PERMITTED:

     1. TO THE EXTENT SUCH PURCHASE IS MADE BY OR ON BEHALF OF A BANK COLLECTIVE INVESTMENT FUND MAINTAINED BY THE PURCHASER IN WHICH NO PLAN (TOGETHER WITH ANY OTHER PLANS MAINTAINED BY THE SAME EMPLOYER OR EMPLOYEE ORGANIZATION) HAS AN INTEREST IN EXCESS OF 10% OF THE TOTAL ASSETS IN SUCH COLLECTIVE INVESTMENT FUND, AND THE OTHER APPLICABLE CONDITIONS OF PROHIBITED TRANSACTION CLASS EXEMPTION 91-38 ISSUED BY THE DEPARTMENT OF LABOR ARE SATISFIED;

     2. TO THE EXTENT SUCH PURCHASE IS MADE BY OR ON BEHALF OF AN INSURANCE COMPANY POOLED SEPARATE ACCOUNT MAINTAINED BY

THE PURCHASER IN WHICH, AT ANY TIME WHILE THESE SECURITIES ARE OUTSTANDING, NO PLAN (TOGETHER WITH ANY OTHER PLANS MAINTAINED BY THE SAME EMPLOYER OR EMPLOYEE ORGANIZATION) HAS AN INTEREST IN EXCESS OF 10% OF THE TOTAL OF ALL ASSETS IN SUCH POOLED SEPARATE ACCOUNT, AND THE OTHER APPLICABLE CONDITIONS OF PROHIBITED TRANSACTION CLASS EXEMPTION 90-1 ISSUED BY THE DEPARTMENT OF LABOR ARE SATISFIED;

     3. TO THE EXTENT SUCH PURCHASE IS MADE BY AN INVESTMENT FUND ON BEHALF OF A PLAN BY (A) AN INVESTMENT ADVISER REGISTERED UNDER THE INVESTMENT ADVISERS ACT OF 1940, AS AMENDED (THE “1940 ACT”), THAT HAD AS OF THE LAST DAY OF ITS MOST RECENT FISCAL YEAR TOTAL ASSETS UNDER ITS MANAGEMENT AND CONTROL IN EXCESS OF $50.0 MILLION AND HAD STOCKHOLDERS’ OR PARTNERS’ EQUITY IN EXCESS OF $750,000, AS SHOWN IN ITS MOST RECENT BALANCE SHEET PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, OR (B) A BANK AS DEFINED IN SECTION 202(A)(2) OF THE 1940 ACT WITH EQUITY CAPITAL IN EXCESS OF $1.0 MILLION AS OF THE LAST DAY OF ITS MOST RECENT FISCAL YEAR, OR (C) AN INSURANCE COMPANY WHICH IS QUALIFIED UNDER THE LAWS OF MORE THAN ONE STATE TO MANAGE, ACQUIRE OR DISPOSE OF ANY ASSETS OF A PENSION OR WELFARE PLAN, WHICH INSURANCE COMPANY HAS AS OF THE LAST DAY OF ITS MOST RECENT FISCAL YEAR, NET WORTH IN EXCESS OF $1.0 MILLION AND WHICH IS SUBJECT TO SUPERVISION AND EXAMINATION BY A STATE AUTHORITY HAVING SUPERVISION OVER INSURANCE COMPANIES AND, IN ANY CASE, SUCH INVESTMENT ADVISER, BANK OR INSURANCE COMPANY IS OTHERWISE A QUALIFIED PROFESSIONAL ASSET MANAGER, AS SUCH TERM IS USED IN PROHIBITED TRANSACTION CLASS EXEMPTION 84-14 ISSUED BY THE DEPARTMENT OF LABOR, AND THE ASSETS OF SUCH PLAN WHEN COMBINED WITH THE ASSETS OF OTHER PLANS ESTABLISHED OR MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF) OR EMPLOYEE ORGANIZATION AND MANAGED BY SUCH INVESTMENT ADVISER, BANK OR INSURANCE COMPANY, DO NOT REPRESENT MORE THAN 20% OF THE TOTAL CLIENT ASSETS MANAGED BY SUCH INVESTMENT ADVISER, BANK OR INSURANCE COMPANY AT THE TIME OF THE TRANSACTION, AND THE OTHER APPLICABLE CONDITIONS OF SUCH EXEMPTION ARE OTHERWISE SATISFIED;

     4. TO THE EXTENT SUCH PLAN IS A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA WHICH IS NOT SUBJECT TO THE PROVISIONS OF TITLE 1 OF ERISA, AND AS DEFINED IN SECTION 414(d) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”);

     5. TO THE EXTENT SUCH PURCHASE IS MADE BY OR ON BEHALF OF AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT, THE RESERVES AND LIABILITIES FOR THE GENERAL ACCOUNT CONTRACTS HELD BY OR ON BEHALF OF ANY PLAN, TOGETHER WITH ANY OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR ITS AFFILIATES) OR EMPLOYEE

ORGANIZATION, DO NOT EXCEED 10% OF THE TOTAL RESERVES AND LIABILITIES OF THE INSURANCE COMPANY GENERAL ACCOUNT (EXCLUSIVE OF SEPARATE ACCOUNT LIABILITIES), PLUS SURPLUS AS SET FORTH IN THE NATIONAL ASSOCIATION OF INSURANCE COMMISSIONERS ANNUAL STATEMENT FILED WITH THE STATE OF DOMICILE OF THE INSURER, IN ACCORDANCE WITH PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, AND THE OTHER APPLICABLE CONDITIONS OF SUCH EXEMPTION ARE OTHERWISE SATISFIED;

     6. TO THE EXTENT PURCHASE IS MADE BY AN IN-HOUSE ASSET MANAGER WITHIN THE MEANING OF PART IV(A) OF PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, SUCH MANAGER HAS MADE OR PROPERLY AUTHORIZED THE DECISION FOR SUCH PLAN TO PURCHASE THIS SECURITY, UNDER CIRCUMSTANCES SUCH THAT PROHIBITED TRANSACTION CLASS EXEMPTION 96-23 IS APPLICABLE TO THE PURCHASE AND HOLDING OF THIS SECURITY; OR

     7. TO THE EXTENT SUCH PURCHASE WILL NOT OTHERWISE GIVE RISE TO A TRANSACTION DESCRIBED IN SECTION 406 OR SECTION 4975(C)(1) OF THE CODE FOR WHICH A STATUTORY OR ADMINISTRATIVE EXEMPTION IS UNAVAILABLE.]

CHIPPAC, INC.

CUSIP No. [*]

             No. 1

ISIN No. [*]

2.50% CONVERTIBLE SUBORDINATED NOTE DUE 2008

     ChipPAC, Inc., a Delaware corporation (the “Company”, which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to Cede & Co., or registered assigns, the principal sum of 150,000,000 US Dollars on June 1, 2008 [or such greater or lesser amount as is indicated on the Schedule of Exchanges of Securities on the other side of this Security].3

     Interest Payment Dates: June 1 and December 1, beginning December 1, 2003

     Record Dates: May 15 and November 15

     This Security is convertible as specified on the other side of this Security. Additional provisions of this Security are set forth on the other side of this Security.

[Signatures on Following Pages]

[3]	This phrase should be included only if the Security is a Global Security

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

CHIPPAC, INC.
By:	Name: Title:

Trustee’s Certificate of Authentication: This is one
of the Securities referred to in the within-mentioned
Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee,

Authorized Signatory

By: Frank P. Leslie III

[FORM OF REVERSE SIDE OF SECURITY]

CHIPPAC, INC.
2.50% CONVERTIBLE SUBORDINATED NOTE DUE JUNE 1, 2008

1. Interest

     ChipPAC, Inc., a Delaware corporation (the “Company” which term shall include any successor corporation under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 2.50% per annum. The Company shall pay interest semiannually on June 1 and December 1 of each year, commencing December 1, 2003; provided, however, that such interest may be increased by any Additional Interest accruing from time to time on the principal amount of this Security as provided in the Registration Rights Agreement. Any reference herein to interest accrued or payable as of any date shall include any Additional Interest accrued or payable on such date as provided in the Registration Rights Agreement. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 28, 2003; provided, however, that if there is not an existing Default in the payment of interest and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment

     The Company shall pay interest on this Security (except defaulted interest) to the person who is the Holder of this Security at the close of business on May 15 or November 15, as the case may be, next preceding the related interest payment date. The Holder must surrender this Security to a Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and interest in respect of any Certificated Security by check or wire payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder. The Company may mail an interest check to the Holder’s registered address. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

     3. Paying Agent, Registrar and Conversion Agent

     Initially, U.S. Bank National Association (the “Trustee”, which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

4. Indenture, Limitations

     This Security is one of a duly authorized issue of Securities of the Company designated as its 2.50% Convertible Subordinated Notes Due 2008 (the “Securities”) issued under an Indenture dated as of May 28, 2003 (together with any supplemental indentures thereto, the “Indenture”), among the Company, STATS ChipPAC, Ltd and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and said Act for a statement of them. The Securities are subordinated unsecured obligations of the Company limited to $150,000,000 aggregate principal amount. The Indenture does not limit other debt of the Company, secured or unsecured, including Senior Indebtedness.

5. Purchase of Securities at Option of Holder Upon a Change of Control

     At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Securities held by such Holder on the date that is no less than 30 days and not more than 60 days after notice of the occurrence of a Change of Control is given as provided in Section 4.07, at a purchase price equal to 100% of the principal amount thereof together with accrued interest up to, but excluding, the Change of Control Purchase Date. The Holder shall have the right to withdraw any Change of Control Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Business Day next preceding the Change of Control Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

6. Conversion

     A Holder of a Security may convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into ADSs at any time prior to the close of business on the Business Day immediately preceding June 1, 2008; provided, however, that if the Security is subject to purchase upon a Change of Control, the conversion right will terminate at the close of business on the Business Day immediately preceding the Change of Control Purchase Date for such Security or such earlier date as the Holder presents such Security for purchase (unless the Company shall default in making the Change of Control Purchase Price when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is purchased). The initial Conversion Price is $9.267, subject to adjustment under certain circumstances. The ADSs, when issued, shall be subject to the terms of the Deposit Agreement. The number of ADSs issuable upon conversion of a Security is determined by dividing the principal amount of the Security or portion thereof being converted by the Conversion Price in effect on the Conversion Date. No fractional ADSs will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the ADS Closing Price on the Trading Day immediately prior to the Conversion Date. To convert a Security, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to a Conversion Agent, (b) surrender the Security to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent and (d) pay any transfer or similar tax, if required. The Conversion Agent shall use commercially reasonable efforts to procure the completion of Part II of the Conversion Notice by the Holder who converts a Security. The Conversion Agent shall promptly, but in no event later than two Business Days following the Conversion Date, deliver a copy of such duly completed Conversion Notice to the ADS Depositary, the Custodian (as defined in the Deposit Agreement), the Company and counsel to the Company. Securities so surrendered for conversion (in whole or in part) during the period from the close of business on any regular record date to the opening of business on the next succeeding interest payment date (excluding Securities or portions thereof which are subject to purchase following a Change of Control on a date during the period beginning at the close of business on a regular record date and ending at the opening of business on the first Business Day after the next succeeding interest payment date, or if such interest payment date is not a Business Day, the second such Business Day) shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such interest payment date on the principal amount of such Security then being converted, and such interest shall be payable to such registered Holder notwithstanding the conversion of such Security, subject to the provisions of this Indenture relating to the payment of defaulted interest by the Company. If the Company defaults in the payment of interest payable on such interest payment date, the Company shall promptly repay such funds to such Holder. A Holder may convert a portion of a Security equal to $1,000 or any integral multiple thereof. A Security in respect of which a Holder had delivered a Change of Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if the Change of Control Purchase Notice is withdrawn in accordance with the terms of the Indenture.

7. Subordination

     The indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company. Any Holder by accepting this Security agrees to and shall be bound by such subordination provisions and authorizes the Trustee to give them effect. In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any terms of any instrument relating to the Senior Indebtedness or any extension or renewal of the Senior Indebtedness.

8. Denominations, Transfer, Exchange

     The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

9. Persons Deemed Owners

     The Holder of a Security may be treated as the owner of it for all purposes.

10. Unclaimed Money

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to money must look to the Company for payment.

11. Amendment, Supplement and Waiver

     Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding, and an existing Default or Event of Default and its consequence or compliance with any provision of the Indenture or the Securities may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the Securities then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

12. Successor Corporation

     When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation will (except in certain circumstances specified in the Indenture) be released from those obligations.

13. Defaults and Remedies

     Under the Indenture, an Event of Default includes: (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, whether or not such payment shall be prohibited by Article 11, and such default continues for a period of 30 days; (2) the Company (i) defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon declaration of acceleration or otherwise, whether or not such payment shall be prohibited by Article 11 or (ii) fails to purchase Securities when required pursuant to this Indenture or the Securities, whether or not such purchase shall be prohibited by Article 11; (3) the Company fails to comply with its obligations with respect to a Change of Control in accordance with Sections 4.07, 4.08, 4.09, 4.10 and 4.11 (other than its obligation to purchase securities properly submitted for purchase); (4) the Company fails to comply with its obligations under Section 6.01; (5) the Company or Parent fails to comply with any of its agreements in the Securities or the Indenture (other than those referred to in clauses (1) through (4) above) and such failure continues for 60 days after the notice specified below; or (6) the Company or Parent pursuant to or within the meaning of any Bankruptcy Law: (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a Custodian of it or for a substantial part of its property; or (D) makes a general assignment for the benefit of its creditors; (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company or Parent in an involuntary case; (B) appoints a Custodian of the Company or Parent or for all or substantially all of its property; or (C) orders the winding up or liquidation of the Company or Parent; and the order or decree remains unstayed and in effect for 60 days (together with Clause (6), the “bankruptcy provisions”); and (8) Indebtedness of the Company is not paid within 15 days of any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $15.0 million (the “cross acceleration provision”).

     If an Event of Default (other than an event of default as described in clauses (6) and (7) with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities then outstanding may declare all unpaid principal to the date of acceleration on the Securities then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company or as described in clauses (6) and (7) herein, unpaid principal of the Securities then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of Default.

14. Trustee Dealings with the Company

     U.S. Bank National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

15. No Recourse Against Others

     A director, officer, employee or shareholder, as such, of the Company or Parent shall not have any liability for any obligations of the Company or Parent under the Securities or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Security by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

16. Authentication

     This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

17. Abbreviations and Definitions

     Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act). All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

18. Indenture to Control; Governing Law

     In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. This Security shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.

     The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: ChipPAC, Inc., 47400 Kato Road, Fremont, California 94538, Attention: Corporate Secretary.

ASSIGNMENT FORM

          To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code

and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Your Signature
Date:

(Sign exactly as your name appears on the other side of this Security)
*Signature guaranteed by:

By:

*Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

CHIPPAC, INC. (the “Company”)
US$150,000,000
2.50% Convertible Subordinated Notes due 2008
(CUSIP No.       )

CONVERSION NOTICE

PART I

     To convert this security (the “Security”) into ST Assembly Test Services Ltd (the “Parent”) Ordinary Shares represented by American Depositary Shares (“ADSs”), check this box: ☐

     To convert only part of this Security, state the principal amount to be converted (must be $1,000 or a multiple of $1,000): $                    .

PART II

A.	If you wish to receive ADSs upon conversion of your Securities, check and complete items 1. OR 2. below.

1.	Check here ☐ and complete the grid below if you are requesting conversion of your Securities for ADSs AND the ADSs have been sold to a third party pursuant to an effective registration statement under the Securities Act:

Deliver ADSs (CUSIP No. 85771T104) to:

Name of DTC Participant:

DTC Participant Account No.:

Account No. for Purchaser at DTC Participant (f/b/o information):

Onward Delivery instructions to Purchaser:

Contact person at DTC Participant:

Daytime Telephone Number of contact person at DTC Participant:

             By checking above and completing the above grid, I/we (i) represent that I/we am/are not acting on behalf of Parent, the Company or any affiliate of either Parent or the Company and that the ADSs to be delivered upon conversion of my/our Securities have been sold pursuant to a resale registration statement which has been declared effective under the

Securities Act (and which continues to be effective at the time of transfer), and (ii) certify that the prospectus delivery requirements, if any, of the Securities Act have been satisfied with respect to the sale described above and that the person who signed this Conversion Notice is the beneficial owner of the Securities surrendered herewith and is named as a selling securityholder in the applicable Prospectus or in amendments or supplements thereto, and that the number of ADSs transferred are all or a portion of the ADSs listed in such Prospectus, as amended or supplemented opposite such owner’s name. Details of my/our designee to receive such ADSs are set forth above.

OR

2.	Check here ☐ and complete the grid below if you are requesting conversion of your Securities (without concurrent resale under a resale registration statement) into Restricted ADSs:

Deliver Restricted ADR (CUSIP No. 85227G888) to:

Name of Holder:

Address:

Tax ID Number:

Fax Number:

Daytime Telephone No.:

Federal Express Account No.:*

*	The Restricted ADR(s) will be mailed by U.S. mail unless a Federal Express Account number is included above.

**	Upon receipt of this Conversion Notice, the Conversion Agent will complete this Conversion Notice, and will promptly, but in any event not later than two business days following the Conversion Date, fax the completed Conversion Notice to the ADS Depositary and the Custodian as specified herein.

     By checking and completing the grid above, I/we (x) represent and agree that, at the time of signing and delivery of this Conversion Notice, I/we am/are, or the person who has the beneficial interest in such Securities is, not Parent, the Company or an affiliate of either Parent or the Company and (i) is not a U.S. Person (within the meaning of Regulation S under the Securities Act (“Regulation S”)) and I/we, or such person, purchased such Securities, or the beneficial interest therein, in a transaction made in accordance with Regulation S, (ii) is a “qualified institutional buyer” (“QIB”) within the meaning of Rule 144A under the Securities Act, or (iii) is an “accredited investor” within the meaning of Regulation D under the Securities Act, (y) understand that ADSs issued upon conversion of the Securities have not been and will not be registered under the Securities Act, and (z) agrees that such ADSs will be issued in the form of certificated Restricted ADR(s) and may not be offered, sold, pledged or otherwise transferred except (A) (1) pursuant to Rule 144A under the Securities Act to a person that the holder reasonably believes is a QIB within the meaning of Rule 144A, (2) in an offshore transaction to a non-U.S. person made in accordance with Regulation S, (3) pursuant to an effective registration statement under the Securities Act, or (4) pursuant to an exemption from registration under the Securities Act and (B) in accordance with any applicable securities laws of any state of the United States and the applicable laws of any other jurisdiction. The undersigned understands that the Restricted ADSs are subject to the terms of a Letter Agreement, dated as of August 4, 2004, by and between Parent and Citibank, N.A., as ADS Depositary, which sets forth the restrictions applicable to the Restricted ADSs.

Please read and complete Items C through E below:

B.	The Securities converted hereby and any documents required in relation to the declarations below or to verify the same accompany this form.

C.	I/we hereby declare that I/we have been notified by Parent that Parent’s register of shareholders may be closed from time to time. I/We hereby declare that any applicable condition to conversion of the Securities, if any, has been complied with by me/us, that I/we am/are not acting on behalf of Parent, the Company or an affiliate of either.

D.	I/We hereby declare that all stamp, issue, registration or similar taxes and duties payable on conversion of the Securities in the jurisdiction where the Securities are delivered to the Conversion Agent have been paid.

E.	Converting Securityholder Information and Signature:

Please complete the following information with respect to the converting Securityholder:

Name:
Date:
Address:

Telephone Number:
Signature:

*Signature guaranteed by:

By:

*Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

For Conversion Agent’s use only:

1.	(A)	Securities conversion identification reference: ChipPAC, Inc. 2.50% Convertible Subordinated Notes due 2008 (CUSIP )

	(B)	Deposit Date:

	(C)	Conversion Date:

2.	(A)	Aggregate principal amount of Securities deposited for conversion:

	(B)	Conversion Price on Conversion Date:

	(C)	Number of ADSs deliverable:
(disregard fractions)

	(D)	Number of Restricted ADSs deliverable:
(disregard fractions)

N.B.		The Conversion Agent must complete items 1 and 2.

Upon receipt, a copy of this Conversion Notice shall be forwarded to:

a)	Citibank, N.A.
ADR Department
15th Floor
111 Wall Street
New York, New York 10043
Attn: Rosanne Devonshire
Facsimile No: (212) 825-2029

b)	Citibank N.A. – Singapore
300 Tampines Avenue 5
#07-00 Tampines Junction
Singapore, 529653
Facsimile No.: 011-65-6426-8661

                    Notwithstanding anything herein to the contrary, Ordinary Shares which would be represented by a fraction of one ADS shall not be issuable by the Company or deposited with the Custodian or the ADS Depositary.

OPTION TO ELECT REPURCHASE
UPON A CHANGE OF CONTROL

To: ChipPAC, Inc.

     The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from ChipPAC, Inc. (the “Company”) as to the occurrence of a Change of Control, and requests and instructs the Company to redeem the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Change of Control Purchase Price, together with accrued interest to, but excluding, such date, to the registered Holder hereof.

Date:

Signature(s)

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

Signature Guaranty

Principal amount to be redeemed (in an integral multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

SCHEDULE OF EXCHANGES OF SECURITIES4

     The following exchanges, repurchases or conversions of a part of this global Security have been made:

	Principal Amount		Amount of	Amount of
	of this Global	Authorized	Decrease in	Increase in
	Security Following	Signatory of	Principal Amount	Principal Amount
Date of	Such Decrease (or	Securities	of this Global	of this Global
Exchange	Increase)	Custodian	Security	Security

[4]	This schedule should be included only if the Security is a Global Security.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
OF TRANSFER OF TRANSFER RESTRICTED SECURITIES5

Re: 2.50% Convertible Subordinated Securities Due 2008 (the “Securities”) of ChipPAC, Inc.

     This certificate relates to $                    principal amount of Securities owned in (check applicable box)

☐ book-entry or	☐ definitive form by (the “Transferor”).

     The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.

     In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 2.08 of the Indenture dated as of May 28, 2003, between ChipPAC, Inc. and U.S. Bank National Association (the “Indenture”), and the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (check applicable box) or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

☐	Such Security is being transferred pursuant to an effective registration statement under the Securities Act.

☐	Such Security is being transferred to the Company.

☐	Such Security is being transferred inside the United States to a person the Transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A or any successor provision thereto (“Rule 144A”) under the Securities Act) that is purchasing for its own account or for the account of a “qualified institutional buyer”, in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

☐	Such Security is being transferred outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act.

☐	Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) (“Rule 144”) under the Securities Act.

[5]	This certificate should only be included if this Security is a Transfer Restricted Security.

☐	Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Security will, upon such transfer, cease to be a “restricted security” within the meaning of Rule 144 under the Securities Act.

     The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a Global Security which is a “restricted security” within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to Rule 144A under the Securities Act and such transferee must be a “qualified institutional buyer” (as defined in Rule 144A).

Date:

(Insert Name of Transferor)